UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 29, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, pursuant to the terms of the Amended and Restated Equity Incentive Plan (the “Plan”) of McEwen Mining Inc., a Colorado corporation (the “Company”), time-based vesting restricted stock awards were granted to each of Perry Ing, Interim Chief Financial Officer, and William Shaver, Interim Chief Operating Officer, covering 2,556 shares and 3,197 shares of restricted common stock, respectively, with such shares vesting, if at all, in three substantially equal annual installments on December 31, 2023, December 31, 2024, and December 31, 2025. In addition, in lieu of paying cash compensation to Messrs. Ing and Shaver for their services provided to the Company from May 1, 2022 to March 31, 2023, additional time-based vesting restricted stock awards were granted to each of them covering 44,097 shares and 60,333 shares of restricted common stock, respectively, with such shares vesting, if at all, in three substantially equal annual installments on December 31, 2023, June 30, 2024, and December 31, 2024. The vesting of the restricted stock awards is subject to the continuous service of the applicable grantee through the vesting dates associated with each award (the period between the date of grant of the restricted stock and the date on which the shares of restricted common stock vest, the “Restricted Period”). During the Restricted Period, the applicable grantee may not sell or otherwise transfer the shares of restricted common stock underlying the restricted stock awards, but the applicable grantee will otherwise be entitled to full ownership of the underlying shares of common stock subject to vesting, including with respect to voting and dividend rights. In the event that a grantee ceases to provide services to the Company during the Restricted Period, all of such grantee’s restricted shares that are not then vested will be forfeited immediately and automatically to the Company as of the date of termination. In the event that a grantee’s service with the Company is terminated by the Company for cause (as determined by the Company), such grantee will forfeit all shares underlying the grantee’s restricted stock award, whether or not then vested.

Item 7.01	Regulation FD Disclosure

On July 6, 2023, the Company issued a press release announcing the results of the annual meeting of shareholders held on June 29, 2023. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished or filed with this report, as applicable:

99.1	Press release dated July 6, 2023

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: July 6, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel